Exhibit 99.1
eBAY INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2005 FINANCIAL RESULTS
— Company Reports Record Q4 Net Revenues of $1.329 Billion —
— Q4 Net Revenues Growth Rate Accelerates to 42% year over year —
— Delivers Q4 GAAP Diluted EPS of $0.20 and Pro Forma Diluted EPS of $0.24 —
San Jose, CA, January 18, 2006 — eBay Inc. (Nasdaq: EBAY; www.ebay.com) reported financial results for its fourth quarter and full year ended December 31, 2005.
eBay reported record consolidated Q4-05 net revenues of $1.329 billion, representing a growth rate of 42% year over year (up from 37% Q3-05 over Q3-04); operating income of $370.4 million, up 30% year over year, representing a 28% operating margin; and pro forma operating income of $448.1 million, up 43% year over year, representing a 34% pro forma operating margin.
Consolidated net income in Q4-05 was $279.2 million, or $0.20 per diluted share. eBay’s pro forma consolidated net income was $340.1 million, or $0.24 per diluted share.
These results exceeded the high end of the company’s guidance of $1.285 billion for net revenues, exceeded the company’s guidance of $0.16 for GAAP earnings per diluted share and exceeded the company’s guidance of $0.21 for pro forma earnings per diluted share.
For the full year, eBay generated consolidated net revenues of $4.552 billion, a 39% increase over the $3.271 billion in 2004. Consolidated net income increased 39% year over year to $1.082 billion, or $0.78 per diluted share. On a pro forma basis, eBay reported a 45% increase in consolidated net income year over year to $1.203 billion, or $0.86 per diluted share. Operating cash flows increased 56% year over year to $2.010 billion. Free cash flows increased 59% year over year to $1.574 billion.
“Q4 capped off a remarkable year for eBay,” said Meg Whitman, President and CEO of eBay, Inc. “We saw accelerating growth and momentum across the board, a testament to the fact that eBay has built the most outstanding portfolio of businesses on the Internet.”
Full Year Key Financial and Operating Metrics
Consolidated Net Revenues — Consolidated net revenues totaled a record $4.552 billion, which represented an increase of 39% from the $3.271 billion reported in the full year 2004.
Listings — eBay listings totaled a record 1.9 billion in the full year 2005, 33% higher than the 1.4 billion listings reported in the full year 2004.
Gross Merchandise Volume (GMV) — eBay GMV, the total value of all successfully closed listings on eBay’s trading platforms, was a record $44.3 billion, representing a 30% year over year increase from the $34.2 billion reported in the full year 2004.
Total Payment Volume (TPV) — TPV, the dollar volume of payments initiated through the PayPal system, excluding the payment gateway business, was $27.5 billion, representing a 45% year over year increase from the $18.9 billion reported in the full year 2004.

eBay Announces Q4-05 Earnings (cont.)

Key Q4 Financial and Operating Metrics
Consolidated Net Revenues — Consolidated net revenues totaled a record $1.329 billion in Q4-05, an accelerating growth rate of 42% over the $935.8 million reported in Q4-04.

•	US Marketplaces Net Revenues — US Marketplaces, including Shopping.com, net revenues totaled $526.1 million in Q4-05, representing 39% year over year growth.

•	International Marketplaces Net Revenues — International Marketplaces net revenues totaled $473.5 million in Q4-05, representing 35% year over year growth, in dollar terms.

•	Payments Net Revenues — Payments net revenues totaled $304.4 million in Q4-05, representing 48% year over year growth.

•	Communications Net Revenues — Our Communications business represents the operations of Skype Technologies SA, which we acquired on October 14, 2005. Communications net revenues totaled $24.8 million from the acquisition date through the end of Q4-05.

Marketplaces

•	Confirmed Registered Users — eBay cumulative confirmed registered users at the end of Q4-05 totaled 180.6 million, representing a 33% increase over the 135.5 million users reported at the end of Q4-04.

•	Active Users — eBay active users, the number of users on the eBay platform who bid, bought, or listed an item within the previous 12-month period, increased to a record 71.8 million in Q4-05, a 28% increase over the 56.1 million active users reported in the same period a year ago.

•	Listings — eBay new listings totaled a record 546.4 million in Q4-05, 35% higher than the 404.6 million new listings reported in Q4-04.

•	Gross Merchandise Volume (GMV) — eBay GMV, the total value of all successfully closed items on eBay’s trading platforms, was $12.0 billion, representing a 22% year over year increase from the $9.8 billion reported in Q4-04. Excluding the impact of foreign currency translation, Q4-05 GMV increased 26% year over year.

•	Fixed Price Trading — eBay’s fixed price trading contributed approximately $4.0 billion or 34% of total GMV during Q4-05, primarily from eBay’s “Buy It Now” feature.

•	eBay Stores — At the end of Q4-05, eBay hosted approximately 383,000 stores worldwide, with approximately 212,000 stores hosted on the US site.

Payments

•	Total Payments Accounts — PayPal had 96.2 million total accounts at the end of Q4-05, a 51% increase from the 63.8 million reported in Q4-04. Total payments accounts represent the cumulative total of all accounts opened, excluding accounts that have been closed or locked and the payment gateway business accounts, and including users who made payments with PayPal but have not registered.

•	Total Payment Volume (TPV) — TPV, the dollar volume of payments initiated through the PayPal system, excluding the payment gateway business, was a record $8.1 billion in Q4-05, a 45% increase from the $5.6 billion reported in Q4-04.

Communications

•	Registered Users — Communications had 74.7 million total registered users at the end of Q4-05. Communications registered users represent the cumulative total of all users who have completed the Skype registration process.

eBay Announces Q4-05 Earnings (cont.)
GAAP Operating Income — GAAP operating income increased 30% year over year to $370.4 million, or 28% of net revenues.
Pro Forma Operating Income — Pro forma operating income increased 43% year over year to $448.1 million, or 34% of net revenues. Pro forma operating income represents GAAP operating income adjusted to exclude certain items, primarily stock based compensation expense and related payroll taxes and amortization of acquired intangible assets.
GAAP Net Income — GAAP net income increased 36% year over year to $279.2 million, or $0.20 per diluted share.
Pro Forma Net Income — Pro forma net income increased 50% year over year to $340.1 million, or $0.24 per diluted share. Pro forma net income represents GAAP net income adjusted to exclude certain items, primarily stock based compensation expense and related payroll taxes, amortization of acquired intangible assets and income taxes related to these items.
Operating and Free Cash Flows — Operating cash flows increased 38% year over year to $526.2 million. Free cash flows, representing operating cash flows less net purchases of property and equipment of $97.7 million, increased 44% year over year to $428.5 million.

Consolidated Financial and Operating Summary
eBay reported record consolidated net revenues of $1.329 billion in Q4-05 with growth rates accelerating to 42% year over year. Consolidated net revenues was negatively impacted by foreign currency translation of approximately $40.7 million in Q4-05 as compared to Q4-04. On a sequential basis, consolidated net revenues was negatively impacted by foreign currency translation in Q4-05 by approximately $13.9 million.
Gross profit was $1.089 billion in Q4-05, or 82% of net revenues, slightly higher than the 81% reported in Q4-04, due primarily to increases in our International Marketplaces and Payments segment gross margins.
Sales and marketing expenses totaled $378.5 million, or 28% of net revenues, lower than the 29% reported in Q4-04. This improvement results from optimization of our marketing mix and increased focus on online marketing efficiency.
Product development expenses totaled $103.9 million, or 8% of net revenues, up from the 7% reported in Q4-04.
General and administrative costs totaled $181.7 million, or 14% of net revenues, up from the 12% reported in Q4-04. The percentage increase was primarily due to headcount additions and higher transaction loss expense.
Income from operations totaled $370.4 million during Q4-05, a 30% increase over the $284.7 million reported in Q4-04. On a pro forma basis, income from operations totaled $448.1 million, a 43% increase over the $313.9 million reported in Q4-04. On a year over year basis, income from operations was negatively impacted by foreign currency translation of approximately $17.7 million in Q4-05. On a sequential basis, income from operations was negatively impacted by foreign currency translation in Q4-05 by approximately $5.2 million.
Interest and other income, net, totaled $25.6 million in Q4-05, up from the $18.8 million reported in Q4-04. The increase was primarily due to higher interest rates, offset in part by lower cash and investments balances resulting from Q4-05 acquisitions.
The GAAP effective tax rate for Q4-05 was 29% (pro forma 28%), a decrease from the GAAP effective tax rate of 32% for Q4-04 (pro forma 32%), and from 34% for Q3-05 (pro forma 34%). The lower effective tax rates for Q4-05 as compared to Q3-05 were due primarily to a one-time $16.6 million charge in Q3-05 related to the final application of certain tax regulations. The lower tax rates for Q4-05 as compared to Q4-04 results primarily from changes in the company’s geographic mix.

eBay Announces Q4-05 Earnings (cont.)
The company reported $526.2 million in operating cash flows and $97.7 million of net purchases of property and equipment in Q4-05, resulting in free cash flows of $428.5 million. The company’s cash, cash equivalents, and investments totaled nearly $2.9 billion at the end of Q4-05.

Business Outlook
The following updated guidance reflects current business trends and assumed exchange rates. This guidance is based on a weighted average exchange rate of US $1.20 per Euro, which is consistent with prior guidance. The guidance includes the estimated impact of expensing stock options from the adoption of Financial Accounting Standards Board Statement FAS No. 123(R) “Share-Based Payment” (FAS 123(R)) which will be reflected in our operating results beginning in Q1-06. The guidance does not include the potential impact of any future acquisitions.

Fiscal Year 2006
Net Revenues — eBay expects consolidated net revenues for 2006 to be in the range of $5.700 billion to $5.900 billion. From a quarterly perspective, eBay expects consolidated net revenues to be in the range of $1.365 to $1.380 billion in Q1-06, $1.370 to $1.415 billion in Q2-06, and $2.965 to $3.105 billion for the six months ending December 31, 2006.
GAAP Diluted EPS — eBay estimates GAAP earnings per diluted share for the full year 2006 to be in the range of $0.65 to $0.71. From a quarterly perspective, eBay estimates GAAP earnings per diluted share to be in the range of $0.14 to $0.15 in Q1-06, $0.14 to $0.16 in Q2-06 and $0.37 to $0.40 for the six months ending December 31, 2006. The estimated earnings per diluted share includes the estimated impact of expensing stock options under FAS 123(R) of approximately $0.16 to $0.17 for the full year ending December 31, 2006 and $0.04 to $0.05 for each of the quarters in the year ending December 31, 2006.
Pro Forma Diluted EPS — eBay estimates pro forma earnings per diluted share for the full year 2006 to be in the range of $0.96 to $1.01. From a quarterly perspective, eBay estimates pro forma earnings per diluted share to be in the range of $0.22 to $0.23 in Q1-06, $0.22 to $0.23 in Q2-06 and $0.52 to $0.54 for the six months ending December 31, 2006.

Quarterly Conference Call
eBay will host a conference call to discuss fourth quarter and full year results at 2 pm Pacific Time today. A live webcast of the conference call can be accessed through the company’s Investor Relations website at http://investor.ebay.com. In addition, an archive of the webcast will be accessible through the same link.

Non-GAAP Measures
To supplement the company’s consolidated financial statements presented in accordance with GAAP, eBay uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include pro forma net income, pro forma earnings per diluted share, pro forma operating income, pro forma operating margin, and free cash flows. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future.
Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because eBay has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. These measures should be considered in addition to results prepared in accordance with generally

eBay Announces Q4-05 Earnings (cont.)
accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included on pages 10, 11 and 12 of this press release.

About eBay
Founded in 1995, eBay pioneers communities built on commerce, sustained by trust, and inspired by opportunity. eBay enables ecommerce on a local, national and international basis with an array of websites — including the eBay Marketplaces, PayPal, Skype, Kijiji, Rent.com and Shopping.com — that bring together millions of buyers and sellers every day.

Forward-Looking Statements
This press release contains forward-looking statements relating to the future performance of eBay and its consolidated subsidiaries, as well as the estimated impact of expensing stock options under FAS 123(R) “Share-Based Payment” effective in Q1-06. Those statements involve risks and uncertainties, and the company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity; the company’s need to increasingly achieve growth from its existing users as well as from new users in its more established markets; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the need to integrate, manage, and profitably expand its newly-acquired businesses, including Skype, the payment gateway business acquired from VeriSign, and Shopping.com; the regulatory and competitive risks specific to Skype; the litigation, regulatory, credit card association, and other risks specific to PayPal, especially as it continues to expand geographically; the company’s need to manage other regulatory, tax, and litigation risks even as its product offerings expand and its services are offered in more jurisdictions; the company’s ability to upgrade and develop its systems, infrastructure and customer service capabilities to accommodate growth at a reasonable cost; the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion; fluctuations in foreign exchange rates; the company’s ability to profitably expand its model to new types of merchandise and sellers; assumptions and methods used to value and expense stock options provided to employees; and, the company’s ability to profitably integrate and manage recent and future acquisitions and other transactions. The forward looking statements in this release do not include the potential impact of any acquisitions that may be completed after the date hereof.
More information about factors that could affect the company’s operating results is included under the captions “Risk Factors That May Affect Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations site at http://investor.ebay.com. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

Investor Relations Contact:	Tracey Ford	408-376-7205
Media Relations Contact:	Hani Durzy	408-376-7458
Investor Information Request:	408-376-7493
Company News:	http://www.businesswire.com
Investor Relations Website:	http://investor.ebay.com

eBay Inc.
Unaudited Condensed Consolidated Balance Sheet

	December 31,	December 31,
	2004	2005

	(US dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$1,330,045	$1,313,580
Short-term investments	682,004	774,650
Accounts receivable, net	240,856	322,788
Funds receivable from customers	123,424	255,282
Restricted cash and investments	155,405	29,702
Other current assets	379,415	429,791

Total current assets	2,911,149	3,125,793
Long-term investments	1,267,707	825,667
Property and equipment, net	709,773	801,602
Goodwill	2,709,794	6,120,079
Intangible assets, net	362,909	823,280
Other assets	29,719	35,121

	$7,991,051	$11,731,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,958	$55,692
Funds payable and amounts due to customers	331,805	586,651
Accrued expenses and other current liabilities	421,969	578,557
Deferred revenue and customer advances	50,439	81,940
Short-term obligations	124,272	—
Income taxes payable	118,427	182,095

Total current liabilities	1,084,870	1,484,935
Deferred tax liabilities, net	135,971	158,238
Other liabilities	41,869	40,388

Total liabilities	1,262,710	1,683,561

Total stockholders’ equity	6,728,341	10,047,981

	$7,991,051	$11,731,542

eBay Inc.
Unaudited Condensed Consolidated Statement Of Income

	Three Months Ended
	December 31,		Year Ended December 31,

	2004	2005	2004	2005

	(US dollars in thousands, except per share amounts)
Net revenues	$935,782	$1,328,859	$3,271,309	$4,552,401
Cost of net revenues	176,405	239,520	614,415	818,104

Gross profit	759,377	1,089,339	2,656,894	3,734,297

Operating expenses:
Sales and marketing	268,879	378,489	857,874	1,230,728
Product development	64,568	103,882	240,647	328,191
General and administrative	116,278	181,699	415,725	591,716
Payroll tax on employee stock options	5,190	3,433	17,479	13,014
Amortization of acquired intangible assets	19,739	51,425	65,927	128,941

Total operating expenses	474,654	718,928	1,597,652	2,292,590

Income from operations	284,723	370,411	1,059,242	1,441,707
Interest and other income, net	18,762	25,563	77,867	111,148
Interest expense	(2,265)	(922)	(8,879)	(3,478)

Income before income taxes and minority interests	301,220	395,052	1,128,230	1,549,377
Provision for income taxes	(95,782)	(115,830)	(343,885)	(467,285)
Minority interests	(59)	(1)	(6,122)	(49)

Net income	$205,379	$279,221	$778,223	$1,082,043

Net income per share:
Basic	$0.15	$0.20	$0.59	$0.79

Diluted	$0.15	$0.20	$0.57	$0.78

Weighted average shares:
Basic	1,333,486	1,394,566	1,319,458	1,361,708

Diluted	1,385,694	1,426,475	1,367,720	1,393,875

eBay Inc.
Unaudited Pro Forma Condensed Consolidated Statement Of Income

	Three Months Ended December 31, 2004					Three Months Ended December 31, 2005

		Pro Forma					Pro Forma
	Reported	Entries			Pro Forma	Reported	Entries			Pro Forma

	(US dollars in thousands, except per share amounts)
Net revenues	$935,782	$—			$935,782	$1,328,859	$—			$1,328,859
Cost of net revenues	176,405	(146)	(a	)	176,259	239,520	(1,602)	(a	)	237,918

Gross profit	759,377	146			759,523	1,089,339	1,602			1,090,941

Operating expenses:
Sales and marketing	268,879	(11)	(a	)	268,868	378,489	(8,300)	(a	)	370,189
Product development	64,568	(162)	(a	)	64,406	103,882	(5,643)	(a	)	98,239
General and administrative	116,278	(3,888)	(a	)	112,390	181,699	(7,256)	(a	)	174,443
Payroll tax on employee stock options	5,190	(5,190)	(b	)	—	3,433	(3,433)	(b	)	—
Amortization of acquired intangible assets	19,739	(19,739)	(c	)	—	51,425	(51,425)	(c	)	—

Total operating expenses	474,654	(28,990)			445,664	718,928	(76,057)			642,871

Income from operations	284,723	29,136			313,859	370,411	77,659			448,070
Interest and other income, net	18,762	—			18,762	25,563	—			25,563
Interest expense	(2,265)	—			(2,265)	(922)	—			(922)

Income before income taxes and minority interests	301,220	29,136			330,356	395,052	77,659			472,711
Provision for income taxes	(95,782)	(8,484)	(d	)	(104,266)	(115,830)	(16,817)	(d	)	(132,647)
Minority interests	(59)	—			(59)	(1)	—			(1)

Net income	$205,379	$20,652			$226,031	$279,221	$60,842			$340,063

Net income per share:
Basic	$0.15				$0.17	$0.20				$0.24

Diluted	$0.15				$0.16	$0.20				$0.24

Weighted average shares:
Basic	1,333,486				1,333,486	1,394,566				1,394,566

Diluted	1,385,694				1,385,694	1,426,475				1,426,475

Operating margin	30%	4%			34%	28%	6%			34%

Notes:

(a)	Non-cash stock based compensation expense

(b)	Employer payroll taxes on employee non-qualified stock option gains

(c)	Amortization of acquired intangible assets

(d)	Income taxes associated with certain pro forma entries

eBay Inc.
Unaudited Pro Forma Condensed Consolidated Statement Of Income

	Year Ended December 31, 2004					Year Ended December 31, 2005

		Pro Forma					Pro Forma
	Reported	Entries			Pro Forma	Reported	Entries			Pro Forma

	(US dollars in thousands, except per share amounts)
Net revenues	$3,271,309	$—			$3,271,309	$4,552,401	$—			$4,552,401
Cost of net revenues	614,415	(233)	(a	)	614,182	818,104	(1,881)	(a	)	816,223

Gross profit	2,656,894	233			2,657,127	3,734,297	1,881			3,736,178

Operating expenses:
Sales and marketing	857,874	(136)	(a	)	857,738	1,230,728	(8,696)	(a	)	1,222,032
Product development	240,647	(654)	(a	)	239,993	328,191	(6,468)	(a	)	321,723
General and administrative	415,725	(4,809)	(a	)	410,916	591,716	(14,727)	(a	)	576,989
Payroll tax on employee stock options	17,479	(17,479)	(b	)	—	13,014	(13,014)	(b	)	—
Amortization of acquired intangible assets	65,927	(65,927)	(c	)	—	128,941	(128,941)	(c	)	—

Total operating expenses	1,597,652	(89,005)			1,508,647	2,292,590	(171,846)			2,120,744

Income from operations	1,059,242	89,238			1,148,480	1,441,707	173,727			1,615,434
Interest and other income, net	77,867	(6,485)	(d	)	71,382	111,148	(2,260)	(d	)	108,888
Interest expense	(8,879)	—			(8,879)	(3,478)	—			(3,478)

Income before income taxes and minority interests	1,128,230	82,753			1,210,983	1,549,377	171,467			1,720,844
Provision for income taxes	(343,885)	(31,520)	(e	)	(375,405)	(467,285)	(50,517)	(e	)	(517,802)
Minority interests	(6,122)	—			(6,122)	(49)	—			(49)

Net income	$778,223	$51,233			$829,456	$1,082,043	$120,950			$1,202,993

Net income per share:
Basic	$0.59				$0.63	$0.79				$0.88

Diluted	$0.57				$0.61	$0.78				$0.86

Weighted average shares:
Basic	1,319,458				1,319,458	1,361,708				1,361,708

Diluted	1,367,720				1,367,720	1,393,875				1,393,875

Operating margin	32%	3%			35%	32%	3%			35%

Notes:

(a)	Non-cash stock based compensation expense

(b)	Employer payroll taxes on employee non-qualified stock option gains

(c)	Amortization of acquired intangible assets

(d)	Gain on sale of equity investment and loss on sale of certain real estate properties

(e)	Income taxes associated with certain pro forma entries

eBay Inc.
Unaudited Condensed Consolidated Statement Of Cash Flows

	Three Months Ended
	December 31,		Year Ended December 31,

	2004	2005	2004	2005

	(US dollars in thousands)
Cash flows from operating activities:
Net income	$205,379	$279,221	$778,223	$1,082,043
Adjustments:
Provision for doubtful accounts and authorized credits	32,947	23,846	90,942	89,499
Provision for transaction losses	17,767	26,817	50,459	73,773
Depreciation and amortization	72,849	121,298	253,690	378,165
Amortization of unearned stock-based compensation	4,207	22,801	5,832	31,772
Tax benefit on the exercise of employee stock options	77,528	94,978	261,983	267,142
Minority interest	69	49	6,122	49
Changes in assets and liabilities, net of acquisition effects:
Accounts receivable	32,327	(68,758)	(105,540)	(151,993)
Funds receivable from customers	30,463	(47,914)	(44,751)	(132,606)
Other current assets	(164,302)	(25,705)	(312,756)	(49,371)
Other non-current assets	3,617	1,953	(308)	(4,612)
Deferred tax liabilities, net	(7,082)	(38,134)	28,652	91,690
Accounts payable	(38,943)	5,802	(33,975)	564
Funds payable and amounts due to customers	67,759	58,993	216,967	251,870
Accrued expenses and other liabilities	16,601	20,288	39,618	17,013
Deferred revenue and customer advances	6,459	8,040	20,061	3,646
Income taxes payable	23,562	42,662	30,096	61,247

Net cash provided by operating activities	381,207	526,237	1,285,315	2,009,891

Cash flows from investing activities:
Purchases of property and equipment, net	(82,888)	(97,747)	(292,838)	(338,281)
Proceeds from sale of corporate aircraft	—	—	—	28,290
Purchases of investments	(492,634)	(474,502)	(1,754,808)	(1,324,353)
Maturities and sales of investments	168,375	593,412	1,079,548	1,928,539
Acquisitions, net of cash acquired	(332,770)	(1,613,485)	(1,036,476)	(2,732,230)
Other	(1,389)	(12,123)	(8,646)	(14,696)

Net cash used in investing activities	(741,306)	(1,604,445)	(2,013,220)	(2,452,731)

	Three Months Ended
	December 31,		Year Ended December 31,

	2004	2005	2004	2005

	(US dollars in thousands)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	221,396	215,460	650,638	599,845
Payment of headquarters facility lease obligation	—	—	—	(126,390)
Principal payments on long-term obligations	(370)	—	(2,969)	(1,849)

Net cash provided by financing activities	221,026	215,460	647,669	471,606

Effect of exchange rate changes on cash and cash equivalents	33,208	(4,270)	28,768	(45,231)

Net decrease in cash and cash equivalents	(105,865)	(867,018)	(51,468)	(16,465)
Cash and cash equivalents at beginning of period	1,435,910	2,180,598	1,381,513	1,330,045

Cash and cash equivalents at end of period	$1,330,045	$1,313,580	$1,330,045	$1,313,580

Supplemental non-GAAP measure:
Net cash provided by operating activities	$381,207	$526,237	$1,285,315	$2,009,891
Less: Purchases of property and equipment, net	(82,888)	(97,747)	(292,838)	(309,991)
Less: Payment of headquarters facility lease obligation	—	—	—	(126,390)

Free cash flow	$298,319	$428,490	$992,477	$1,573,510

eBay Inc.
Unaudited Summary Of Consolidated Net Revenues
Net Revenues by Type

	December 31,	March 31,	June 30,	September 30,	December 31,
	2004	2005	2005	2005	2005

	(US dollars in thousands, except percentages)
Net Transaction Revenues
US Marketplaces	$362,736	$388,759	$408,452	$434,937	$504,891
Current quarter vs prior quarter	10%	7%	5%	6%	16%
Current quarter vs prior year quarter	24%	19%	28%	32%	39%
International Marketplaces	344,348	387,187	411,671	401,883	464,521
Current quarter vs prior quarter	22%	12%	6%	(2)%	16%
Current quarter vs prior year quarter	64%	51%	50%	42%	35%
Payments	200,203	227,097	237,217	239,922	297,679
Current quarter vs prior quarter	20%	13%	4%	1%	24%
Current quarter vs prior year quarter	53%	46%	49%	44%	49%
Communications	—	—	—	—	24,809

Total net transaction revenues	907,287	1,003,043	1,057,340	1,076,742	1,291,900
Current quarter vs prior quarter	16%	11%	5%	2%	20%
Current quarter vs prior year quarter	43%	36%	41%	38%	42%
Advertising and other non-transaction revenues
Total advertising and other non-transaction revenues	28,495	28,681	28,963	28,773	36,959
Current quarter vs prior quarter	7%	1%	1%	(1)%	28%
Current quarter vs prior year quarter	81%	65%	33%	8%	30%

Total net revenues	$935,782	$1,031,724	$1,086,303	$1,105,515	$1,328,859

Current quarter vs prior quarter	16%	10%	5%	2%	20%
Current quarter vs prior year quarter	44%	36%	40%	37%	42%

eBay Inc.
Unaudited Summary Of Consolidated Net Revenues
Net Revenues by Segment

	December 31,	March 31,	June 30,	September 30,	December 31,
	2004	2005	2005	2005	2005

	(US dollars in thousands, except percentages)
US Marketplaces	$379,454	$404,848	$423,565	$449,549	$526,130
Current quarter vs prior quarter	9%	7%	5%	6%	17%
Current quarter vs prior year quarter	25%	20%	27%	29%	39%
International Marketplaces	350,309	393,792	418,839	408,868	473,546
Current quarter vs prior quarter	22%	12%	6%	(2)%	16%
Current quarter vs prior year quarter	65%	52%	51%	43%	35%
Payments	206,019	233,084	243,899	247,098	304,374
Current quarter vs prior quarter	20%	13%	5%	1%	23%
Current quarter vs prior year quarter	55%	47%	51%	44%	48%
Percent of Payments revenue which is international	33.0%	35.0%	35.1%	35.7%	35.8%
Communications	—	—	—	—	24,809
Percent of Communications revenue which is international	—	—	—	—	87%

Total net revenues	$935,782	$1,031,724	$1,086,303	$1,105,515	$1,328,859

Current quarter vs prior quarter	16%	10%	5%	2%	20%
Current quarter vs prior year quarter	44%	36%	40%	37%	42%
Net Revenues by Geography

	December 31,	March 31,	June 30,	September 30,	December 31,
	2004	2005	2005	2005	2005

	(US dollars in thousands, except percentages)
US net revenues	$517,465	$556,246	$581,851	$608,428	$724,748
Current quarter vs prior quarter	11%	7%	5%	5%	19%
Current quarter vs prior year quarter	28%	22%	29%	30%	40%
% of total	55%	54%	54%	55%	55%
International net revenues	418,317	475,478	504,452	497,087	604,111
Current quarter vs prior quarter	24%	14%	6%	(1)%	22%
Current quarter vs prior year quarter	72%	58%	56%	47%	44%
% of total	45%	46%	46%	45%	45%

Total net revenues	$935,782	$1,031,724	$1,086,303	$1,105,515	$1,328,859

Current quarter vs prior quarter	16%	10%	5%	2%	20%
Current quarter vs prior year quarter	44%	36%	40%	37%	42%

eBay Inc.
eBay Marketplaces Unaudited Supplemental Operating Data

	December 31,	March 31,	June 30,	September 30,	December 31,
	2004	2005	2005	2005	2005

	(In millions, except percentages)
Confirmed Registered Users(1)	135.5	147.1	157.3	168.1	180.6
Current quarter vs prior quarter	8%	9%	7%	7%	7%
Current quarter vs prior year quarter	43%	40%	38%	35%	33%
Active Users(2)	56.1	60.5	64.6	68.0	71.8
Current quarter vs prior quarter	9%	8%	7%	5%	6%
Current quarter vs prior year quarter	36%	34%	34%	32%	28%
Number of Non-Stores Listings(3)	376.6	399.8	402.2	407.0	480.6
Current quarter vs prior quarter	15%	6%	1%	1%	18%
Current quarter vs prior year quarter	31%	25%	27%	24%	28%
Number of Stores Listings(3)	28.0	32.0	37.9	51.6	65.7
Current quarter vs prior quarter	38%	14%	18%	36%	27%
Current quarter vs prior year quarter	449%	300%	131%	154%	135%
Gross Merchandise Volume(4)	$9,810	$10,602	$10,884	$10,800	$12,013
Current quarter vs prior quarter	18%	8%	3%	(1)%	11%
Current quarter vs prior year quarter	39%	32%	36%	30%	22%
      Rent.com, Shopping.com, and our classifieds websites are not included in these metrics.

(1)	Cumulative total of all users who have completed the registration process on one of eBay’s trading platforms.

(2)	All users, excluding users of Half.com, Internet Auction, Rent.com, Shopping.com, and our classifieds websites, who bid on, bought, or listed an item within the previous 12-month period. Includes users of eBay EachNet in China and eBay India since the migration to the eBay platform in September 2004 and April 2005, respectively.

(3)	All listings on eBay’s trading platforms during the quarter, regardless of whether the listing subsequently closed successfully.

(4)	Total value of all successfully closed items between users on eBay’s trading platforms during the quarter, regardless of whether the buyer and seller actually consummated the transaction.

eBay Inc.
PayPal Unaudited Supplemental Operating Data

	December 31,	March 31,	June 30,	September 30,	December 31,
	2004	2005	2005	2005	2005

	(In millions, except percentages)
Total accounts(1)	63.8	71.6	78.9	86.6	96.2
Current quarter vs prior quarter	13%	12%	10%	10%	11%
Current quarter vs prior year quarter	58%	57%	56%	53%	51%
Active accounts(2)	20.2	22.1	22.9	24.5	28.1
Total number of payments(3)	99.6	110.4	113.2	117.4	139.7
Current quarter vs prior quarter	19%	11%	3%	4%	19%
Current quarter vs prior year quarter	46%	39%	46%	41%	40%
Total payment volume(4)	$5,607	$6,233	$6,471	$6,667	$8,114
Current quarter vs prior quarter	21%	11%	4%	3%	22%
Current quarter vs prior year quarter	51%	44%	49%	44%	45%
eBay Marketplaces as % of total payment volume	71%	71%	70%	69%	69%
Transaction rates(5):
Transaction revenue rate	3.57%	3.64%	3.67%	3.60%	3.67%
Transaction processing expense rate	1.27%	1.15%	1.08%	1.11%	1.09%
Transaction loss rate	0.31%	0.30%	0.19%	0.24%	0.33%

(1)	Cumulative total of all personal, premier, or business accounts opened, excluding accounts that have been closed or locked and the payment gateway business accounts, and including users who made payments using PayPal but have not registered.

(2)	All accounts, and users whether registered or not, that sent or received at least one payment through the PayPal system during the quarter.

(3)	Total number of payments initiated through the PayPal system during the quarter excluding the payment gateway business, regardless of whether the payment was actually sent successfully, or was reversed, rejected, or pending at the end of the quarter.

(4)	Total dollar volume of payments initiated through the PayPal system during the quarter, excluding the payment gateway business, regardless of whether the payment was actually sent successfully, or was reversed, rejected, or was pending at the end of the quarter.

(5)	Transaction rates represent the ratio of PayPal revenues, PayPal third party processing expenses and PayPal fraud and protection program losses relative to total payment volume.

      eBay Inc.
      Guidance Summary
(US Dollars In Millions, Except Per Share Amounts and Percentages)
The guidance figures provided below and elsewhere in this press release are approximate in nature because eBay’s future performance is difficult to predict. Such guidance is based on information available on the date hereof, and eBay assumes no obligation to update it.
eBay’s future performance involves risks and uncertainties, and the company’s actual results could differ materially from such guidance. Some of the factors that could affect the company’s operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect eBay’s operating results is included under the captions “Risk Factors That May Affect Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations site at http://investor.ebay.com.

Three months ending March 31, 2006

	GAAP(a)	Pro Forma(b)

Net revenues	$1,365-$1,380	$1,365-$1,380
Diluted EPS	$0.14-$0.15	$0.22-$0.23

Three months ending June 30, 2006

	GAAP (a)	Pro Forma (b)

Net revenues	$1,370-$1,415	$1,370-$1,415
Diluted EPS	$0.14-$0.16	$0.22-$0.23

Six months ending December 31, 2006

	GAAP (a)	Pro Forma (b)

Net revenues	$2,965-$3,105	$2,965-$3,105
Diluted EPS	$0.37-$0.40	$0.52-$0.54

Year ending December 31, 2006

	GAAP (a)	Pro Forma (b)

Net revenues	$5,700-$5,900	$5,700-$5,900
Operating margin	23%	33%
Diluted EPS*	$0.65-$0.71	$0.96-$1.01
Effective tax rate	29%-30%	29%-30%

*	Please note that the sum of the quarters may not total to the full year EPS because the quarterly EPS is calculated using the respective results and weighted average shares for each quarter, and the full year EPS is calculated using the results and weighted average shares for the full year.

(a)	GAAP guidance includes the estimated impact of expensing stock option under FAS 123(R) “Share-Based Payment” expected to reduce diluted GAAP EPS by approximately $0.16-$0.17 for the full year ending December 31, 2006 and $0.04-$0.05 for each of the quarters in the year ending December 31, 2006.

(b)	Pro forma guidance reflects estimated quarterly adjustments for amortization of acquired intangible assets of approximately $45-$55 million, payroll taxes on employee stock options of approximately $5-$10 million, stock based compensation of approximately $85-$100 million, which includes the estimated impact of expensing stock options due to the adoption of FAS 123(R) “Share-Based Payment”, and other adjustments estimated to result in an operating margin adjustment of approximately 10% for each of the quarters in the year ending December 31, 2006. Net of tax, the above pro forma items are estimated to result in a $0.07-$0.08 per diluted share adjustment for each of the quarters in the year ending December 31, 2006.